EXHIBIT 21.1

Jurisdiction
Joy Global Inc.
China Mining Machinery Group SRL	Barbados
Wuxi Shendga Machinery Co. Ltd.	China
HIHC, Inc.	Delaware
Joy Global Asia Limited	Hong Kong
International Mining Machinery Holdings Ltd.	Cayman Islands
Joy Global Netherlands Holdings B.V.	Netherlands
Joy Global (UK) Holding Co Ltd	United Kingdom
Joy Global Industries, Ltd.	United Kingdom
Joy Global (UK) Limited	United Kingdom
Continental FSW Ltd.	United Kingdom
Continental Conveyor Ltd.	United Kingdom
Joy Global (Africa) (Proprietary) Ltd.	South Africa
Joy Global (India) Limited	India
Joy Global Limited Liability Company	Russia
Joy Manufacturing Company (U.K.) Ltd.	United Kingdom
Joy Partnership	United Kingdom
Joy Maszyny Gornicze SP, Z.O.O.	Poland
Joy Global (UK) Surface Limited	United Kingdom
Joy Global Mongolia	Mongolia
Joy Global (Baotou) Mining Machinery Co. Ltd.	China
Joy Global (China) Investment Co., Ltd.	China
Joy Global (Tianjin) Heavy Machinery Co., Ltd.	China
Joy Global Management LLC	Delaware
Joy Global Surface Mining Inc.	Delaware
Harnischfeger Technologies, Inc.	Delaware
HCHC, Inc.	Delaware
Joy Global Australia General Partnership	Australia
Joy Global Australia Holding Company Pty. Ltd.	Australia
Joy Global (AUS) Underground Pty. Ltd.	Australia
Jobic Pty. Ltd.	Australia
Joy Global (AUS) Surface Pty. Ltd.	Australia
Joy Global (AUS) Loader Products Pty. Ltd.	Australia
P&H Asia Holding Inc.	Mauritius
P&H Minepro Services Pty. Ltd.	Australia
P.T. P&H MinePro Indonesia	Indonesia
Joy Global Botswana (Proprietary) Limited	Botswana
Joy Global Brasil Industria E. Comercio Ltda.	Brazil
Joy Global Mexico S.A. de C.V.	Mexico
Joy Global (Peru) S.A.C.	Peru
P&H MinePro de Chile Services a la Mineria Ltda.	Chile
Joy Global (Chile) S.A.	Chile
P&H Minepro Services Venezuela, S.A.	Venezuela
P&H MinePro Zambia Ltd.	Zambia
Joy Global (Canada) Ltd.	Canada
P&H MinePro World Services Corporation	Delaware
Joy Global (Tianjin) Mining Machinery Co. Ltd.	China
Joy Global Underground Mining LLC	Delaware
Joy Global Cayman Finance Limited	Cayman Islands
Joy MM Delaware, Inc.	Delaware
JTI Acquisition (2011) Co Limited	United Kingdom
Joy Global Longview Operations LLC	Texas
LeTourneau Technologies America, Inc.	Texas
LeTourneau Technologies Canada Ltd.	Canada
LeTourneau Technologies International, Inc.	Delaware
LeTourneau Technologies South America Inc.	Delaware
LeTourneau Technologies Comerico de Equipamentos Industrials do Brasil Ltda.	Brazil
LeTourneau Technologies Brazil, Inc.	Delaware
LeTourneau Technologies (Dalian) Co., Ltd.	China
N.E.S. Investment Co.	Delaware
Continental Conveyor & Equipment Company	Delaware
Goodman Conveyor Company	Delaware
Joy Global Conveyors Inc.	Delaware
Continental Conveyor International Inc.	Delaware
Continental MECO (Proprietary) Ltd.	South Africa